The following constitutes the ruling of the court and has the force and effect therein described.

Signed January 28, 2008

United States Bankruptcy Judge

IN THE UNITED STATES BANKRUPTCY COURT
FOR THE NORTHERN DISTRICT OF TEXAS
DALLAS DIVISION

IN RE:	§	
	§	
STRONGHOLD TECHNOLOGIES, INC.	§	CASE NO. 307-30322-SGJ-7
	§	
DEBTORS	§	

ORDER ON TRUSTEE'S SPECIAL FINAL REPORT

CAME ON for consideration the Trustee's Special Final Report in the above styled and numbered case. It is hereby

ORDERED that the Trustee's Special Final Report is APPROVED. It is further

ORDERED that the Trustee, John H. Litzler, is hereby DISCHARGED as Trustee of this estate. It is further

ORDERED that the Clerk of the Court shall close this case.

End of Order